EXHIBIT 23.01
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:
(1)	Registration Statement (Form S-3 No. 33-93580) of Martek Biosciences Corporation,

(2)	Registration Statement (Form S-3 No. 333-34460) of Martek Biosciences Corporation,

(3)	Registration Statement (Form S-3 No. 333-57176) of Martek Biosciences Corporation,

(4)	Registration Statement (Form S-3 No. 333-76750) of Martek Biosciences Corporation,

(5)	Registration Statement (Form S-3 No. 333-87934) of Martek Biosciences Corporation,

(6)	Registration Statement (Form S-3 No. 333-106953) of Martek Biosciences Corporation,

(7)	Registration Statement (Form S-3 No. 333-108825) of Martek Biosciences Corporation,

(8)	Registration Statement (Form S-3 No. 333-115706) of Martek Biosciences Corporation,

(9)	Registration Statement (Form S-8 Nos. 33-79222) pertaining to the Martek Biosciences Corporation Stock Option Plan, Martek Biosciences Corporation Directors’ Stock Option Plan and Martek Biosciences Corporation 401(k) Retirement Savings Plan,

(10)	Registration Statement (Form S-8 No. 333-46949) pertaining to the Martek Biosciences Corporation 1997 Employee Stock Option Plan,

(11)	Registration Statement (Form S-8 No. 333-27671) pertaining to the Martek Biosciences Corporation 1997 Stock Option Plan,

(12)	Registration Statement (Form S-8 No. 333-84317) pertaining to the Martek Biosciences Corporation 1997 Stock Option Plan, as amended,

(13)	Registration Statement (Form S-8 No. 333-52298) pertaining to the Martek Biosciences Corporation 1997 Stock Option Plan, as amended,

(14)	Registration Statement (Form S-8 No. 333-74092) pertaining to the Martek Biosciences Corporation 2001 Stock Option Plan,

(15)	Registration Statement (Form S-8 No. 333-85856) pertaining to the Martek Biosciences Corporation 2002 Stock Incentive Plan,

(16)	Registration Statement (Form S-8 No. 333-87016) pertaining to the OmegaTech, Inc. 1996 Stock Option Plan and a Non Statutory Stock Option Agreement between OmegaTech, Inc. and Mark Braman,

(17)	Registration Statement (Form S-8 No. 333-105555) pertaining to the Martek Biosciences Corporation 2002 Stock Incentive Plan, as amended,

(18)	Registration Statement (Form S-8 No. 333-117671) pertaining to the Martek Biosciences Corporation 2004 Stock Incentive Plan and the Martek Biosciences Corporation 2003 New Employee Stock Option Plan,

(19)	Registration Statement (Form S-8 No. 333-125802) pertaining to the Martek Biosciences Corporation Amended and Restated 2004 Stock Incentive Plan, and

(20)	Registration Statement (Form S-8 No. 333-137633) pertaining to the Martek Biosciences Corporation Amended and Restated 2004 Stock Incentive Plan
of our report dated January 9, 2007, except for Note 1 as to which date is May 8, 2007, with respect to the consolidated financial statements of Martek Biosciences Corporation included herein, our report dated January 9, 2007, except for the effects of the material weakness described in the fifth paragraph of that report, as to which the date is May 8, 2007, with respect to Martek Biosciences Corporation management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of Martek Biosciences Corporation, included in this Annual Report (Form 10-K/A) of Martek Biosciences Corporation.
/s/ Ernst & Young LLP
McLean, Virginia
May 8, 2007